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                    ASSIGNMENT OF PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS

        This Assignment of Purchase and Sale Agreement and Escrow Instructions (this "ASSIGNMENT") is executed to be effective as of the 22nd day of February, 2005, by BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP, a Texas limited partnership ("ASSIGNOR"), and BEHRINGER HARVARD LAKEWAY LP, a Texas limited partnership ("Assignee").

                              W I T N E S S E T H:

        A. Harvard Property Trust, LLC, a Delaware limited liability company ("HPT"), as "Purchaser", has entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of November 24, 2004 (as amended, the "CONTRACT") with YCP Lakeway, L.P., a Delaware limited partnership, as "Seller", covering certain property commonly known as Lakeway Conference Center in the Village of Lakeway, Travis County, Texas, and being more particularly described in the Contract.

        B. HPT assigned its right, title and interest in the Contract pursuant to that certain Assignment of Purchase and Sale Agreement and Escrow Instructions dated as of November 24, 2004, executed by HPT and Assignor.

        C. Assignor desires to assign to Assignee all of its right, title and interest as Purchaser in and to the Contract, and Assignee desires to acquire from Assignor all of Assignor's right, title and interest as Purchaser in and to the Contract and to assume all of the duties and obligations of Purchaser under the Contract.

        NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor does hereby ASSIGN AND TRANSFER unto Assignee all of the right, title and interest of Assignor as Purchaser in and to the Contract. Assignee, by its acceptance and execution hereof, hereby assumes and agrees to perform all obligations of Purchaser pursuant to the Contract.

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        EXECUTED to be effective as of the date first written above.

                                ASSIGNOR:

                                BEHRINGER HARVARD SHORT-TERM
                                OPPORTUNITY FUND I LP

                                By:     Behringer Harvard Advisors II LP
                                Its:    General Partner

                                        By:     Harvard Property Trust, LLC
                                        Its:    General Partner


                                                By:    _________________________
                                                Name:  Gerald J. Reihsen, III
                                                Title: Secretary


                                ASSIGNEE:

                                BEHRINGER HARVARD LAKEWAY LP,
                                a Texas limited partnership

                                By:     Behringer Harvard Lakeway GP, LLC
                                        General Partner


                                        By:_____________________________________
                                        Name:  Gerald J. Reihsen, III
                                        Title: Secretary